(g)(3)(i)

February 9, 2015

Ms. Katherine Dinella

Vice President

The Bank of New York Mellon – Securities Lending

One Wall Street, 17th Floor

New York, NY 10286

Dear Ms. Dinella:

Pursuant to the terms and conditions of the Securities Lending Agreement and Guaranty, dated August 7, 2003, and the Subscription Agreement for Registered Investment Companies, dated August 8, 2003, (together, the “Agreements”), we hereby notify you of the addition of VY® Goldman Sachs Bond Portfolio, Voya Retirement Solution 2060 Fund, Voya Index Solution 2060 Portfolio, and Voya Solution 2060 Portfolio (collectively, the “Funds”), each a newly established series of Voya Variable Insurance Trust, Voya Separate Portfolios Trust, Voya Partners Inc., and Voya Partners Inc., respectively, to be included on the Amended Exhibit A to the Agreements. This Amended Exhibit A supersedes the previous Amended Exhibit A dated August 6, 2014.

The Amended Exhibit A has also been updated: 1) to reflect the recent name changes for Voya International Value Equity Fund to Voya Global Value Advantage Fund, Voya Strategic Income Fund to Voya Strategic Income Opportunities Fund, and VY® PIMCO Bond Portfolio to Voya Aggregate Bond Portfolio; and 2) to reflect the removal of Voya Global Opportunities Fund, because this series recently merged.

Please note that the SEC effective date of Voya Retirement Solution 2060 Fund is yet to be determined, but it is scheduled to be on or about October 1, 2015.

Please signify your acceptance to provide services under the Agreements with respect to the Funds by signing below. If you have any questions, please contact me at (480) 477-2190.

Sincerely,

By:	/s/ Todd Modic
Name:	Todd Modic
Title:	Senior Vice President
Voya Funds Trust
Voya Mutual Funds
Voya Partners Inc.
Voya Separate Portfolios Trust
Voya Variable Insurance Trust

ACCEPTED AND AGREED TO:
The Bank of New York Mellon
By:	/s/ William P. Kelly
Name:	William P. Kelly
Title:	Managing Director, Duly Authorized

AMENDED EXHIBIT A

with respect to the

SECURITIES LENDING AGREEMENT AND GUARANTY AND

SUBSCRIPTION AGREEMENT FOR REGISTERED INVESTMENT COMPANIES

Fund	BNY Account Number (domestic/global)
Voya Asia Pacific High Dividend Equity Income Fund	470269

Voya Balanced Portfolio, Inc.
Voya Balanced Portfolio	464428

Voya Emerging Markets High Dividend Equity Fund	471840

Voya Equity Trust
Voya Growth Opportunities Fund	464733
Voya Large Cap Value Fund	471164
Voya MidCap Opportunities Fund	464741
Voya Multi-Manager Mid Cap Value Fund	472138 – composite 472391 – RBC 472393 – Wellington
Voya Real Estate Fund	464746
Voya SmallCap Opportunities Fund	464743

Voya Funds Trust
Voya GNMA Income Fund	464012
Voya High Yield Bond Fund	464010
Voya Intermediate Bond Fund	464006
Voya Short Term Bond Fund	473565
Voya Strategic Income Opportunities Fund	473423

Voya Global Advantage and Premium Opportunity Fund	464792 – domestic 464790 – global 464791 – composite

Voya Global Equity Dividend and Premium Opportunity Fund	464767

Voya Infrastructure, Industrials and Materials Fund	Equity – 471149 Composite – 471153 Derivative – 471155

Voya Intermediate Bond Portfolio	464400

Voya International High Dividend Equity Income Fund	VIM – 471086 IIMA Europe – 471088

Voya Investors Trust
VY® BlackRock Inflation Protected Bond Portfolio	470551
VY® Clarion Global Real Estate Portfolio	464280

Fund	BNY Account Number (domestic/global)
VY® Clarion Real Estate Portfolio	058086
VY® DFA World Equity Portfolio	Composite – 471087 Large Cap Market 10 – 471096 U.S. Blue-Chip 10 – 471094 Int’l Blue-Chip 75 – 471144 Small Cap 40 – 471170 25 Fund – 471098
VY® FMRSM Diversified Mid Cap Portfolio	058404
VY® Franklin Income Portfolio	464703
VY® Franklin Mutual Shares Portfolio	470549
VY® Franklin Templeton Founding Strategy Portfolio	470550
Voya Global Perspectives Portfolio	473354
Voya Global Resources Portfolio	058085
Voya High Yield Portfolio	464018
VY® Invesco Growth and Income Portfolio	058090
VY® JPMorgan Emerging Markets Equity Portfolio	058096
VY® JPMorgan Small Cap Core Equity Portfolio	279610
Voya Large Cap Growth Portfolio	464706
Voya Large Cap Value Portfolio	470567
Voya Limited Maturity Bond Portfolio	058082
Voya Liquid Assets Portfolio	058081
VY® Morgan Stanley Global Franchise Portfolio	279605
Voya Multi-Manager Large Cap Core Portfolio	464578
Voya Retirement Conservative Portfolio	471092
Voya Retirement Growth Portfolio	464996
Voya Retirement Moderate Growth Portfolio	464994
Voya Retirement Moderate Portfolio	464992
VY® T. Rowe Price Capital Appreciation Portfolio	058084
VY® T. Rowe Price Equity Income Portfolio	058087
VY® T. Rowe Price International Stock Portfolio	464576
VY® Templeton Global Growth Portfolio	058095
Voya U.S. Stock Index Portfolio	464701

Voya Money Market Portfolio	464412

Voya Mutual Funds
Voya Diversified Emerging Markets Debt Fund	473424
Voya Diversified International Fund	464292
Voya Emerging Markets Equity Dividend Fund	464286
Voya Global Bond Fund	464773
Voya Global Equity Dividend Fund	464751
Voya Global Natural Resources Fund	464210
Voya Global Perspectives Fund	473352
Voya Global Real Estate Fund	464220
Voya Global Value Advantage Fund	464218
Voya International Core Fund	Composite – 472496 Wellington Sleeve – 472498
Voya International Real Estate Fund	464298

Fund	BNY Account Number (domestic/global)
Voya Multi-Manager Emerging Markets Equity Fund	Composite – 472158 JPM – 472392 Delaware – 472394
Voya Multi-Manager International Equity Fund	Composite – 472499 Baillie Gifford Sleeve – 472492 JPMorgan Sleeve – 473409 Lazard Sleeve – 473411 T.Rowe Price Sleeve – 472500
Voya Multi-Manager International Small Cap Fund	464216
Voya Russia Fund	464208

Voya Natural Resources Equity Income Fund	464763

Voya Partners, Inc.
Voya Aggregate Bond Portfolio	464510
VY® American Century Small-Mid Cap Value Portfolio	464515/464521 Composite – 464501
VY® Baron Growth Portfolio	464504
VY® Columbia Contrarian Core Portfolio	464546
VY® Columbia Small Cap Value II Portfolio	Team II, Sleeve 1 – 464785 Team I, Sleeve II – 471330 Composite – 471329
VY® Fidelity® VIP Contrafund® Portfolio	464564
VY® Fidelity® VIP Equity-Income Portfolio	464568
VY® Fidelity® VIP Mid Cap Portfolio	464566
Voya Global Bond Portfolio	464548
Voya Index Solution 2015 Portfolio	471152
Voya Index Solution 2020 Portfolio	472397
Voya Index Solution 2025 Portfolio	471154
Voya Index Solution 2030 Portfolio	472495
Voya Index Solution 2035 Portfolio	471158
Voya Index Solution 2040 Portfolio	472399
Voya Index Solution 2045 Portfolio	471159
Voya Index Solution 2050 Portfolio	472493
Voya Index Solution 2055 Portfolio	471368
Voya Index Solution 2060 Portfolio	472157
Voya Index Solution Income Portfolio	471151
VY® Invesco Comstock Portfolio	464512
VY® Invesco Equity and Income Portfolio	464536
VY® JPMorgan Mid Cap Value Portfolio	464506
VY® Oppenheimer Global Portfolio	464508
VY® Pioneer High Yield Portfolio	464032
Voya Solution 2015 Portfolio	464590
Voya Solution 2020 Portfolio	472588
Voya Solution 2025 Portfolio	464594
Voya Solution 2030 Portfolio	472590
Voya Solution 2035 Portfolio	464596
Voya Solution 2040 Portfolio	472398
Voya Solution 2045 Portfolio	464574

Fund	BNY Account Number (domestic/global)
Voya Solution 2050 Portfolio	472589
Voya Solution 2055 Portfolio	471370
Voya Solution 2060 Portfolio	472798
Voya Solution Aggressive Portfolio	473350
Voya Solution Balanced Portfolio	471083
Voya Solution Conservative Portfolio	471928
Voya Solution Income Portfolio	464586
Voya Solution Moderately Aggressive Portfolio	471926
Voya Solution Moderately Conservative Portfolio	471082
VY® T. Rowe Price Diversified Mid Cap Growth Portfolio	464534
VY® T. Rowe Price Growth Equity Portfolio	464530
VY® Templeton Foreign Equity Portfolio	464200

Voya Separate Portfolios Trust
Voya Emerging Markets Corporate Debt Fund	472953
Voya Emerging Markets Hard Currency Debt Fund	472951
Voya Emerging Markets Local Currency Debt Fund	472952
Voya Investment Grade Credit Fund	470568
Voya Retirement Solution 2020 Fund	473556
Voya Retirement Solution 2025 Fund	473557
Voya Retirement Solution 2030 Fund	473558
Voya Retirement Solution 2035 Fund	473559
Voya Retirement Solution 2040 Fund	473560
Voya Retirement Solution 2045 Fund	473561
Voya Retirement Solution 2050 Fund	473562
Voya Retirement Solution 2055 Fund	473563
Voya Retirement Solution 2060 Fund	TBD
Voya Retirement Solution Income Fund	473564
Voya Securitized Credit Fund	Composite – 473623 AB Sleeve – 473626 CMB Sleeve – 473624 Overlay Sleeve – 473628 RMB Sleeve – 473625

Voya Series Fund, Inc.
Voya Capital Allocation Fund	464722
Voya Core Equity Research Fund	464723
Voya Corporate Leaders 100 Fund	471161
Voya Global Target Payment Fund	471174
Voya Large Cap Growth Fund	472765
Voya Mid Cap Value Advantage Fund	464727
Voya Money Market Fund	464064
Voya Small Company Fund	464729

Voya Strategic Allocation Portfolios, Inc.
Voya Strategic Allocation Conservative Portfolio	464420
Voya Strategic Allocation Growth Portfolio	464418
Voya Strategic Allocation Moderate Portfolio	464416

Fund	BNY Account Number (domestic/global)

Voya Variable Funds
Voya Growth and Income Portfolio	464402

Voya Variable Insurance Trust
VY® Goldman Sachs Bond Portfolio	473294

Voya Variable Portfolios, Inc.
Voya Australia Index Portfolio	472489
Voya Emerging Markets Index Portfolio	472592
Voya Euro STOXX 50® Index Portfolio	471356
Voya FTSE 100 Index® Portfolio	471369
Voya Global Value Advantage Portfolio	471145
Voya Hang Seng Index Portfolio	471349
Voya Index Plus LargeCap Portfolio	464406
Voya Index Plus MidCap Portfolio	464408
Voya Index Plus SmallCap Portfolio	464410
Voya International Index Portfolio	471167
Voya Japan TOPIX Index® Portfolio	471417
Voya Russell™ Large Cap Growth Index Portfolio	471346
Voya Russell™ Large Cap Index Portfolio	471172
Voya Russell™ Large Cap Value Index Portfolio	471352
Voya Russell™ Mid Cap Growth Index Portfolio	471354
Voya Russell™ Mid Cap Index Portfolio	471168
Voya Russell™ Small Cap Index Portfolio	471166
Voya Small Company Portfolio	464414
Voya U.S. Bond Index Portfolio	471169

Voya Variable Products Trust
Voya International Value Portfolio	464464
Voya MidCap Opportunities Portfolio	464444
Voya SmallCap Opportunities Portfolio	464450